                                                                   EXHIBIT 10.12

                            NONCOMPETITION AGREEMENT


         This NONCOMPETITION AGREEMENT (this "Noncompetition Agreement") is entered into as of October 27, 2003, between Forward Air Corporation (the "Company") and Bruce A. Campbell (the "Executive") contemporaneously with and as part of the Employment Agreement between the parties to which this Noncompetition Agreement is attached.

         REASONS FOR THIS NONCOMPETITION AGREEMENT: During Executive's relationship with the Company, Executive has learned, will learn, or has or will have access to, important proprietary information related to the operations and business of Forward Air Corporation and its subsidiaries and affiliates (collectively, the "Company's Business"). Executive acknowledges that the proprietary customer, operations, financial, and business information that has been or will be learned or accessible has been and will be developed through the Company's expenditure of substantial effort, time and money; and together with relationships developed with customers and employees, could be used to compete unfairly with the Company. The Company's ability to sell its products on a competitive basis depends, in part, on its proprietary information and customer relationships, and the Company would not share this information, provide training or promote Executive's relationship with customers if the Company believed that it would be used in competition with the Company, which non-disclosure would cause Executive's performance and opportunities to suffer.

         In consideration of employment or continued employment and other valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Executive agree:

         1. DEFINITIONS: For this Noncompetition Agreement, the following terms shall have the meaning specified below:

            (a) PERSON: any individual, corporation, limited liability company, partnership, joint venture, association, unincorporated organization or other entity.

            (b) TERMINATION DATE: the date of Executive's termination of employment from the Company, whether such termination is voluntary or involuntary, whether with or without cause, and whether before or after the expiration of the Term of the Executive's Employment Agreement.

            (c) CUSTOMERS: All customers of the Company who did business with the Company during the one year period immediately prior to the Executive's Termination Date.

            (d) CONFIDENTIAL INFORMATION: information, without regard to form, relating to the Company's customers, operation, finances, and business that derives value, actual or potential, from not being generally known to other Persons, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations (including compilations of customer information), programs (including fulfillment and marketing programs), devices, methods (including fulfillment methods), techniques, processes, financial data (including sales forecasts), or lists of actual or potential customers or suppliers (including identifying information about those customers), whether or not reduced to writing. Confidential Information includes information disclosed to the Company by third parties that the Company is obligated to maintain as confidential. Confidential Information subject to this Noncompetition Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Noncompetition Agreement for a two year period after the Termination Date.

            (e) TERRITORY: the term "Territory" as used in this Noncompetition Agreement means the continental United States and Canada. Executive acknowledges that Executive will provide services to Company and will have a substantial impact on the Company's Business throughout the Territory.

            (f) COMPETING BUSINESS: any Person (other than the Company) providing or offering goods or services identical to or reasonably substitutable for the Company's Business.

         2. CONFIDENTIAL INFORMATION: Executive shall use his best efforts to protect Confidential Information. During or after association with the Company, Executive will not use or disclose any of the Company's Confidential Information except in connection with his duties performed in accordance with his Employment Agreement or except with the prior written consent of the Chairman of the Board of the Company; provided, however, Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests.

         3. RETURN OF MATERIALS: On the Termination Date or for any reason or at any time at the Company's request, Executive will deliver promptly to the Company all materials, documents, plans, records, notes, or other papers and any copies in Executive's possession or control relating in any way to the Company's Business, which at all times shall be the property of the Company.

         4. SOLICITATION OF EMPLOYEES: During employment and for a period equal to the longer of (i) 12 months following his Termination Date or (ii) the period during which Executive is paid pursuant to the terms of his Employment Agreement, Executive will not solicit or induce or in any manner attempt to solicit or induce, any person employed by the Company to leave such employment, whether or not such employment is pursuant to a written contract with the Company or at will.

         5. SOLICITATION OF CUSTOMERS: During employment and for a period equal to the longer of (i) 12 months following his Termination Date or (ii) the period during which Executive is paid pursuant to the terms of his Employment Agreement, Executive will not solicit Customers for the purpose of providing or offering products or services identical to or reasonably substitutable for the Company's Business.

         6. LIMITATIONS ON POST-TERMINATION COMPETITION: During employment and for a period equal to the longer of (i) 12 months following his Termination Date or (ii) the period during which Executive is paid pursuant to the terms of his Employment Agreement, Executive will not, within the Territory, be employed or engaged by a Competing Business as a employee, director, executive, officer, manager, consultant or equivalent position.

         7. FURTHER LIMITATIONS: Notwithstanding any provision of this Noncompetition Agreement to the contrary, if Executive's employment is terminated (whether by the Company or by Executive) under circumstances that would entitle him to receive benefits under his agreement with the Company providing compensation and benefits for terminations following a "change in control" of the Company (as defined in such agreement), then the time periods in Paragraphs 5 and 6 above shall be reduced to 12 months.

         8. DISPARAGEMENT: Executive shall not at any time make false, misleading or disparaging statements about the Company, including its products, management, employees, and customers.

         9. OWNERSHIP OF CONFIDENTIAL INFORMATION: The Executive hereby agrees that any and all improvements, inventions, discoveries, formulas, processes, methods, know-how, confidential data, trade secrets and other proprietary information (collectively "Work Product") within the scope of any business of the Company or any affiliate which the Executive may conceive or make or has conceived or made during his employment with the Company shall be and are the sole and exclusive property of the Company, and that the Executive shall, wherever requested to do so by the Company, at its expense, execute and sign any and all applications, assignments or other instruments and do all other things which the Company may deem necessary or appropriate (i) in order to apply for, obtain, maintain, enforce or defend letters patent of the United States or any foreign country for any Work Product, or (ii) in order to assign, transfer, convey or otherwise make available to the Company the sole and exclusive right, title and interest in and to any Work Product.

         10. INTERPRETATION; SEVERABILITY: Rights and restrictions in this Noncompetition Agreement may be exercised and are applicable only to the extent they do not violate any applicable laws, and are intended to be limited to the extent necessary so they will not render this Noncompetition Agreement illegal, invalid, or unenforceable. If any term shall be held illegal, invalid, or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect. This Noncompetition Agreement does not in any way limit the Company's rights under the laws of unfair competition, trade secret, copyright, patent, trademark or any other applicable laws(s), which are in addition to rights under this Noncompetition Agreement. The existence of a claim by Executive, whether predicated on this Noncompetition Agreement or otherwise, shall not constitute a defense to the Company's enforcement of this Noncompetition Agreement.


       Remainder of page intentionally left blank; signature page follows

         IN WITNESS WHEREOF, the Company and the Executive have executed this Noncompetition Agreement as of the date first written above.


                                       /s/ Bruce A. Campbell
                                       ---------------------------------------
                                       Bruce A. Campbell



                                       FORWARD AIR CORPORATION


                                       By:  /s/ Rodney L. Bell
                                            ----------------------------------
                                       Its:  V.P. & Controller
                                             ---------------------------------